As filed with the Securities and Exchange Commission
                               on October 25, 2004
                                            Registration Statement No. 333-33362

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------


                         POST-EFFECTIVE AMENDMENT NO. 6
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                                -----------------

                          Semiconductor HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]


              Delaware                             6211                         13-5674085
    (State or other jurisdiction       (Primary Standard Industrial          (I.R.S. Employer
 of incorporation or organization)      Classification Code Number)       Identification Number)

                                ----------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------

                                   Copies to:

            Judith Witterschein, Esq.                   Andrew B. Janszky, Esq.
               Corporate Secretary                      Shearman & Sterling LLP
Merrill Lynch, Pierce, Fenner & Smith Incorporated        599 Lexington Avenue
                 250 Vesey Street                       New York, New York 10022
             New York, New York 10281                        (212) 848-4000
                  (212) 449-1000
    (Name, address, including zip code, and
           telephone number, including
         area code, of agent for service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


================================================================================

PROSPECTUS


                         [Semiconductor HOLDRS(SM) Logo]




                        1,000,000,000 Depositary Receipts
                          Semiconductor HOLDRS(SM) Trust

         The Semiconductor HOLDRS(SM) trust issues Depositary Receipts called Semiconductor HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market integrated circuitry and other products known as semiconductors, which allow for increased speed and functionality in components used in computers and other electronic devices. The Bank of New York is the trustee. You only may acquire, hold or transfer Semiconductor HOLDRS in a round-lot amount of 100 Semiconductor HOLDRS or round-lot multiples. Semiconductor HOLDRS are separate from the underlying deposited common stocks that are represented by the Semiconductor HOLDRS. For a list of the names and the number of shares of the companies that make up a Semiconductor HOLDR, see "Highlights of Semiconductor HOLDRS-The Semiconductor HOLDRS" starting on page
10. The Semiconductor HOLDRS(SM) trust will issue Semiconductor HOLDRS on a continuous basis.

         Investing in Semiconductor HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         Semiconductor HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Semiconductor HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.

         The Semiconductor HOLDRS are listed on the American Stock Exchange under the symbol "SMH." On October 20, 2004, the last reported sale price of Semiconductor HOLDRS on the American Stock Exchange was $31.17.

                                ----------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ----------------

                The date of this prospectus is October 25, 2004.

     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                            Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS


                                                                            Page

Summary........................................................................4
Risk Factors...................................................................5
Highlights of Semiconductor HOLDRS............................................11
The Trust.....................................................................18
Description of Semiconductor HOLDRS...........................................18
Description of The Underlying Securities......................................19
Description of The Depositary Trust Agreement.................................21
United States Federal Income Tax Consequences.................................25
Erisa Considerations..........................................................29
Plan of Distribution..........................................................29
Legal Matters.................................................................29
Where You Can Find More Information...........................................29

                                 ---------------


         This prospectus contains information you should consider when making your investment decision. With respect to information about Semiconductor HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Semiconductor HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Semiconductor HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences -- Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Semiconductor HOLDRS or of the underlying securities through an investment in the Semiconductor HOLDRS.

                                     SUMMARY

         The Semiconductor HOLDRS trust was formed under the depositary trust agreement, dated as of April 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Semiconductor HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the semiconductor business. Companies involved in the semiconductor industry develop, manufacture and market integrated circuitry and other products made from semiconductors, which allow for increased speed and functionality in components for computers and other electronic devices. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Semiconductor HOLDRS is specified under "Highlights of Semiconductor HOLDRS -- The "Semiconductor HOLDRS." This group of common stocks, and the securities of any company that may be added to Semiconductor HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 20 companies included in Semiconductor HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Semiconductor HOLDRS are separate from the underlying securities that are represented by the Semiconductor HOLDRS. On October 20, 2004 there were 73,201,700 Semiconductor HOLDRS outstanding.

                                  RISK FACTORS

         An investment in Semiconductor HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Semiconductor HOLDRS, including the risks associated with a concentrated investment in semiconductor companies.

General Risk Factors

o Loss of investment. Because the value of Semiconductor HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Semiconductor HOLDRS if the underlying securities decline in value.

o Discount trading price. Semiconductor HOLDRS may trade at a discount to the aggregate value of the underlying securities.

o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, a Semiconductor HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Semiconductor HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

o Not necessarily representative of the semiconductor industry. At the time of the initial offering, the companies included in Semiconductor HOLDRS were generally considered to be involved in various aspects of the semiconductor industry. However, the market price of the underlying securities and the Semiconductor HOLDRS may not necessarily follow the price movements of the entire semiconductor industry. If the underlying securities decline in value, your investment in the Semiconductor HOLDRS will decline in value even if common stock prices of companies involved in the semiconductor industry generally increase in value. In addition, since the time of the initial offering, the companies included in Semiconductor HOLDRS may not be involved in the semiconductor industry. In this case, Semiconductor HOLDRS may not consist of securities issued only by companies in the semiconductor industry.

o Not necessarily comprised of solely semiconductor companies. As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Semiconductor HOLDRS and that are not involved in the semiconductor industry may be included in the Semiconductor HOLDRS. The securities of a new company will only be distributed from the Semiconductor HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Semiconductor HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Semiconductor HOLDRS provides no assurance that each new company included in the Semiconductor HOLDRS will be involved in the semiconductor industry. Currently, the underlying securities included in the Semiconductor HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Semiconductor HOLDRS, and yet not be involved in the semiconductor industry. In addition, the GICS sector classifications of securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Semiconductor HOLDRS, which may also result in the inclusion in the Semiconductor HOLDRS of the securities of a new company that is not involved in the semiconductor industry.

o No investigation of underlying securities. The underlying securities initially included in the Semiconductor HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the semiconductor industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Semiconductor HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Semiconductor HOLDRS may not necessarily be a diversified investment in the semiconductor industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Semiconductor HOLDRS, may also reduce diversification. Semiconductor HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Semiconductor HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Semiconductor HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Semiconductor HOLDRS will involve payment of a cancellation fee to the trustee.

o Trading halts. Trading in Semiconductor HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Semiconductor HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Semiconductor HOLDRS, you will not be able to trade Semiconductor HOLDRS and you will only be able to trade the underlying securities if you cancel your Semiconductor HOLDRS and receive each of the underlying securities.

o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Semiconductor HOLDRS. If the Semiconductor HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Semiconductor HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Semiconductor HOLDRS are delisted. There are currently 20 companies whose securities are included in Semiconductor HOLDRS.

o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Semiconductor HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Semiconductor HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Semiconductor Business

o The stock prices of companies in the semiconductor industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Semiconductor HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the common stocks of semiconductor companies have been extremely volatile. Semiconductor companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

o    general market fluctuations;

o    actual or anticipated variations in companies' quarterly operating results;

o announcements of technological innovations or new services by competitors of the companies included in the Semiconductor HOLDRS;

o announcements by semiconductor companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

o    failure to integrate or realize projected benefits from acquisitions;

o    manufacturing yields;

o    changes in government regulations;

o    fluctuations in quarterly and annual operating results; and

o    difficulty in obtaining additional financing.

     In addition, the trading prices of semiconductor stocks in general have experienced extreme price and volume fluctuations. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many semiconductor stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of semiconductor companies, generally, could depress the stock prices of a semiconductor company regardless of semiconductor companies' results. Other broad market and industry factors may decrease the stock price of semiconductor stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of semiconductor stocks. For example, there can be no assurance that any future terrorist attacks or other acts of war will not have a negative effect on the market price of semiconductor stocks.

     As a result of fluctuations in the trading prices of the companies included in the Semiconductor HOLDRS, the trading price of Semiconductor HOLDRS has fluctuated significantly. The initial offering price of Semiconductor HOLDR, on May 4, 2000, was $93.32 and during 2003, the price of a Semiconductor HOLDR reached a high of $44.41 and a low of $20.63.

o Companies whose common stocks are included in the Semiconductor HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose common stocks are included in the Semiconductor HOLDRS. Companies whose common stocks are included in the Semiconductor HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose common stocks are included in the Semiconductor HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the semiconductor business.

o Reduced demand for end-user products, underutilization of manufacturing capacity, and other factors could adversely impact the operating results of companies whose common stocks are included in the Semiconductor HOLDRS. During the 1990s and continuing into 2000, the semiconductor industry enjoyed unprecedented growth, benefiting from the rapid expansion of the Internet and other computing and communications technologies. Many of the companies whose common stocks are included in the Semiconductor HOLDRS were adversely affected by a general economic slowdown and an abrupt decline in demand for many of the end-user products that incorporate their semiconductor devices. There can be no assurance that this reduction in demand for end-user products will not continue in the future.

o Many semiconductor companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition. The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by semiconductor companies. The equipment manufacturing, data communications and storage, and telecommunications markets which semiconductor companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, pricing pressure and changing customer demands. It is necessary for semiconductor companies to adapt to rapidly changing technologies, adapt their services to evolving industry standards and to continually improve the price, performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many semiconductor companies. New product research and development may be costly and time-consuming.

o Some of the companies involved in the semiconductor industry are also engaged in other lines of business unrelated to the semiconductor business, and they may experience problems with these lines of business, which could adversely affect their operating results. Some of the companies which comprise the Semiconductor HOLDRS have lines of business that do not relate to the semiconductor business and which may present additional risks not mentioned in this prospectus. The operating results of these semiconductor companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company's possible success in the semiconductor business, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

o The semiconductor industry is highly cyclical, which may cause the operating results of many semiconductor companies to vary significantly. The semiconductor industry is highly cyclical and has been subject to significant economic downturns at various times. These downturns are typically characterized by diminished product demand, production overcapacity, accelerated decline of average selling prices and reduced revenues. In addition, many semiconductor companies' operating results have been harmed in the past by industry-wide fluctuations in demand for semiconductors, resulting in under-utilization of companies' manufacturing capacity. Semiconductor companies' revenues depend in large part on the continued growth of various electronics industries that use semiconductors, and can fluctuate dramatically depending on the supply and demand balance within the industry. Semiconductor companies' business could be harmed in the future by cyclical conditions in the semiconductor industry or by slower growth in any of the markets for semiconductor products.

o Many semiconductor companies have created new technologies for the semiconductor industry and currently rely on a limited number of customers as purchasers of their products and services. If new customers do not adopt these technologies for use in their systems, the operating results and financial condition of these semiconductor companies may be adversely affected. In addition, many semiconductor products are marketed to equipment manufacturers who may be reluctant to change suppliers and incorporate different technologies into their products due to the significant costs associated with qualifying a new supplier. As a result, semiconductor companies may experience barriers to future sales opportunities.

o Many semiconductor companies rely on a single supplier or a limited number of suppliers for the parts and raw materials used in their products, and if quality parts and materials are not delivered by the suppliers on a timely basis, these companies will not be able to manufacture and deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many semiconductor companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties' supply or manufacturing could adversely affect many semiconductor companies' ability to deliver their products and meet customer needs, especially since many semiconductor companies do not maintain extensive inventories of parts and materials for manufacturing. There can be no assurance that semiconductor companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

o The manufacturing processes are highly complex, costly and potentially vulnerable to impurities and other disruptions that can significantly increase costs and delay product shipments to customers. The manufacturing processes of many semiconductor companies are highly complex, require advanced and costly equipment, and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields, interrupt production and result in loss of customers. As system complexity has increased and technologies have become more advanced, manufacturing tolerances have been reduced and requirements for precision have become even more demanding. There can be no assurance that semiconductor companies will not experience production difficulties that cause delivery delays and quality control problems.

o The semiconductor industry is very competitive, and a semiconductor company's failure to establish a customer base which uses its technologies would adversely affect its operating results. Semiconductor access services can be based on several different technologies, and the competition among semiconductor companies to convince a provider to select its technology can be intense. The semiconductor market is new and rapidly evolving, and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies that compete with, or make obsolete, the existing technologies. Failure to accurately identify emerging technological trends and demand for product features and performance characteristics could place a semiconductor company at a severe competitive disadvantage. Many semiconductor companies face significant competition from other companies that have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many semiconductor companies are active acquirers of other companies as part of their business plans. There can be no assurance that many semiconductor companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can be no assurance that these companies will be able to develop the capabilities necessary to exploit newly acquired technologies. There can also be no assurance that these companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, semiconductor companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

o The international operations of many semiconductor companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many semiconductor companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

     o    general economic, social and political conditions;

     o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

     o differing tax rates, tariffs, exchange controls or other similar restrictions;

     o    currency fluctuations;

     o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

     o reduction in the number or capacity of qualified manufacturing subcontractors in international markets.

o Inability to adequately protect proprietary rights may harm the competitive positions of many semiconductor companies. Many semiconductor companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, semiconductor companies may be subject to claims that their products and services infringe the intellectual property rights of others. Patent disputes are possible and can preclude the successful introduction of new products and technologies. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require semiconductor companies to enter into royalty or licensing agreements.

o Many semiconductor companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. The success of many semiconductor companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these semiconductor companies will be able to continue to attract and retain qualified personnel.

                       HIGHLIGHTS OF SEMICONDUCTOR HOLDRS

         This discussion highlights information regarding Semiconductor HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Semiconductor HOLDRS.




Issuer...........................       Semiconductor HOLDRS Trust.

The trust........................       The Semiconductor HOLDRS Trust was
                                        formed under the depositary trust
                                        agreement, dated as of April 24, 2000,
                                        among The Bank of New York, as trustee,
                                        Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Semiconductor HOLDRS and
                                        was amended on November 22, 2000. The
                                        trust is not a registered investment
                                        company under the Investment Company Act of 1940.

Initial depositor................       Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee .........................       The Bank of New York, a New York
                                        state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement. The trustee is responsible for receiving deposits of underlying securities and delivering Semiconductor
                                        HOLDRS representing the underlying
                                        securities issued by the trust. The
                                        trustee holds the underlying securities
                                        on behalf of the holders of
                                        Semiconductor HOLDRS.

Purpose of Semiconductor HOLDRS..       Semiconductor HOLDRS are designed to
                                        achieve the following:

                                        Diversification. Semiconductor HOLDRS
                                        are designed to allow you to diversify
                                        your investment in the semiconductor
                                        industry through a single,
                                        exchange-listed instrument representing
                                        your undivided beneficial ownership of
                                        the underlying securities.

                                        Flexibility. The beneficial owners of
                                        Semiconductor HOLDRS have undivided
                                        beneficial ownership interests in each
                                        of the underlying securities represented by the Semiconductor HOLDRS, and can cancel their Semiconductor HOLDRS to receive each of the underlying securities represented by the
                                        Semiconductor HOLDRS.

                                        Transaction costs. The expenses
                                        associated with buying and selling
                                        Semiconductor HOLDRS in the secondary
                                        market are expected to be less than
                                        separately buying and selling each of
                                        the underlying securities in a
                                        traditional brokerage account with
                                        transaction-based charges.

Trust assets.....................       The trust holds shares of common stock
                                        issued by specified companies that, when initially selected, were involved in the semiconductor business. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement -Distributions" and
                                        "-Reconstitution events." There are
                                        currently 20 companies included in the
                                        Semiconductor HOLDRS.

                                        The trust's assets may increase or
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Semiconductor HOLDRS.........       The trust has issued, and may continue
                                        to issue, Semiconductor HOLDRS that
                                        represent an undivided beneficial
                                        ownership interest in the shares of
                                        U.S.-traded common stock that are held
                                        by the trust. The Semiconductor HOLDRS
                                        themselves are separate from the
                                        underlying securities that are
                                        represented by
                                        the Semiconductor HOLDRS.

                                        The following chart provides:

                                        o    the names of the 20 issuers of the
                                             underlying securities currently
                                             represented by a Semiconductor
                                             HOLDR,

                                        o    the stock ticker symbols,

                                        o    the share amounts currently
                                             represented by a round-lot of 100
                                             Semiconductor HOLDRS, and

                                        o    the principal U.S. market on which
                                             the shares of common stock of the
                                             selected companies are traded.


                                                                                       Share       Primary Trading
                                   Name of Company                     Ticker         Amounts           Market
                               ---------------------------------    --------------   ----------    ---------------
                               Advanced Micro Devices, Inc.              AMD             4               NYSE
                               Altera Corporation                       ALTR             6              NASDAQ
                               Amkor Technology, Inc.                   AMKR             2              NASDAQ
                               Analog Devices, Inc.                      ADI             6               NYSE
                               Applied Materials, Inc.                  AMAT            26              NASDAQ
                               Atmel Corporation                        ATML             8              NASDAQ
                               Broadcom Corporation                     BRCM             2              NASDAQ
                               Intel Corporation                        INTC            30              NASDAQ
                               KLA-Tencor Corporation                   KLAC             3              NASDAQ
                               Linear Technology Corporation            LLTC             5              NASDAQ
                               LSI Logic Corporation                     LSI             5               NYSE
                               Maxim Integrated Products, Inc.          MXIM             5              NASDAQ
                               Micron Technology, Inc.                   MU              9               NYSE
                               National Semiconductor                    NSM             6               NYSE
                               Corporation
                               Novellus Systems, Inc.                   NVLS             2              NASDAQ
                               SanDisk Corporation                      SNDK             2              NASDAQ
                               Teradyne, Inc.                            TER             3               NYSE
                               Texas Instruments, Inc.                   TXN            22               NYSE
                               Vitesse Semiconductor                    VTSS             3              NASDAQ
                               Corporation
                               Xilinx, Inc.                             XLNX             5              NASDAQ


                                        The companies whose securities were
                                        included in the Semiconductor HOLDRS at
                                        the time Semiconductor HOLDRS were
                                        originally issued were generally
                                        considered to be among the 20 largest
                                        and most liquid companies with
                                        U.S.-traded common stock involved in the semiconductor industry, as measured by market capitalization and trading volume on April 17, 2000. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                                        The trust only will issue and cancel,
                                        and you only may obtain, hold, trade or
                                        surrender, Semiconductor HOLDRS in a
                                        round-lot of 100 Semiconductor HOLDRS
                                        and round-lot multiples. The trust will
                                        only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

                                        The number of outstanding Semiconductor
                                        HOLDRS will increase and decrease as a
                                        result of in-kind deposits and
                                        withdrawals of the underlying
                                        securities. The trust will stand ready
                                        to issue additional Semiconductor HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases........................      You may acquire Semiconductor HOLDRS in
                                       two ways:

                                       o    through an in-kind deposit of the
                                            required number of shares of common
                                            stock of the underlying issuers with
                                            the trustee, or

                                       o    through a cash purchase in the
                                            secondary trading market.

Issuance and cancellation
fees.............................       If you wish to create Semiconductor
                                        HOLDRS by delivering to the trust the
                                        requisite shares of common stock
                                        represented by a round-lot of 100
                                        Semiconductor HOLDRS, The Bank of New
                                        York as trustee will charge you an
                                        issuance fee of up to $10.00 for each
                                        round-lot of 100 Semiconductor HOLDRS.
                                        If you wish to cancel your Semiconductor
                                        HOLDRS and withdraw your underlying
                                        securities, The Bank of New York as
                                        trustee will charge you a cancellation
                                        fee of up to $10.00 for each round-lot
                                        of 100 Semiconductor HOLDRS.

Commissions......................       If you choose to deposit underlying
                                        securities in order to receive
                                        Semiconductor HOLDRS, you will be
                                        responsible for paying any sales
                                        commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees.....................       The Bank of New York, as trustee and as
                                        custodian, will charge you a quarterly
                                        custody fee of $2.00 for each round-lot
                                        of 100 Semiconductor HOLDRS, to be
                                        deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Semiconductor
HOLDRS...........................       You have the right to withdraw the
                                        underlying securities upon request by
                                        delivering a round-lot or integral
                                        multiple of a round-lot of Semiconductor
                                        HOLDRS to the trustee, during the
                                        trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of
                                        Semiconductor HOLDRS would otherwise
                                        require the delivery of a fractional
                                        share, the trustee will sell the
                                        fractional share in the market and the
                                        trust, in turn, will deliver cash in
                                        lieu of such fractional share. Except
                                        with respect to the right to vote for
                                        dissolution of the trust, the
                                        Semiconductor HOLDRS themselves will not have voting rights.

Rights relating to the underlying
securities.......................       Semiconductor HOLDRS represents your
                                        beneficial ownership of the underlying
                                        securities. Owners of Semiconductor
                                        HOLDRS have the same rights and
                                        privileges as if they owned the
                                        underlying securities beneficially
                                        outside of Semiconductor HOLDRS. These
                                        include the right to instruct the
                                        trustee to vote the underlying
                                        securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Semiconductor HOLDRS and the right to surrender Semiconductor
                                        HOLDRS to receive the underlying
                                        securities. Semiconductor HOLDRS does
                                        not change your beneficial ownership in
                                        the underlying securities under United
                                        States federal securities laws,
                                        including sections 13(d) and 16(a) of
                                        the Securities

                                        Exchange Act of 1934. As a result, you
                                        have the same obligations to file
                                        insider trading reports that you would
                                        have if you held the underlying
                                        securities outside of Semiconductor
                                        HOLDRS. However, due to the nature of
                                        Semiconductor HOLDRS, you will not be
                                        able to participate in any dividend
                                        reinvestment program of an issuer of
                                        underlying securities unless you cancel
                                        your Semiconductor HOLDRS (and pay the
                                        applicable fees) and receive all of the
                                        underlying securities.

                                        A holder of Semiconductor HOLDRS is not
                                        a registered owner of the underlying
                                        securities. In order to become a
                                        registered owner, a holder of
                                        Semiconductor HOLDRS would need to
                                        surrender their Semiconductor HOLDRS,
                                        pay the applicable fees and expenses,
                                        receive all of the underlying securities and follow the procedures established by the issuers of the underlying securities for registering their securities in the name of such holder.

                                        Your retain the right to receive any
                                        reports and communications that the
                                        issuers of underlying securities are
                                        required to send to beneficial owners of their securities. As such, you will receive such reports and communications from the broker through which you hold your Semiconductor HOLDRS in the same manner as if you beneficially owned your underlying securities outside of Semiconductor HOLDRS "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with respect to the underlying
                                        securities. However, any distribution of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Semiconductor HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the time
                                        such cash or other distributions are
                                        distributed to you. In addition, you are not entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to Semiconductor HOLDRS or any underlying securities, you will be responsible for paying that tax or governmental charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying security, you must surrender
                                        your Semiconductor HOLDRS (and pay the
                                        applicable fees and expenses) and
                                        receive all of your underlying
                                        securities in exchange for your
                                        Semiconductor HOLDRS. For specific
                                        information about obtaining your
                                        underlying securities, you should read
                                        the discussion under the caption
                                        "Description of the Depositary Trust
                                        Agreement withdrawal of underlying
                                        securities."

Ownership rights in  fractional
shares in the underlying
securities.......................       As a result of distributions of
                                        securities by companies included in the
                                        Semiconductor HOLDRS or other corporate
                                        events, such as mergers, a Semiconductor
                                        HOLDR may represent an interest in a
                                        fractional share of an underlying
                                        security. You are entitled to receive
                                        distributions proportionate to your
                                        fractional shares.

                                        In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Semiconductor HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Semiconductor HOLDRS are outstanding and each round-lot of 100 Semiconductor HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Semiconductor HOLDRS. If holders of 50,000 round-lots of 100 Semiconductor HOLDRS vote their underlying securities "yes" and holders of 50,001 round-lots of 100
                                        Semiconductor HOLDRS vote their
                                        underlying securities "no", there will
                                        be 87,500 affirmative votes and
                                        87,501.75 negative votes. The trustee
                                        will ignore the .75 negative votes and
                                        will deliver to the issuer 87,500
                                        affirmative votes and 87,501 negative
                                        votes.

Reconstitution events............       The depositary trust agreement provides
                                        for the automatic distribution of
                                        underlying securities from the
                                        Semiconductor HOLDRS to you in the
                                        following four circumstances:

                                        A.  If an issuer of underlying
                                            securities no longer has a class of
                                            securities registered under section
                                            12 of the Securities Exchange Act of
                                            1934, then the trustee will
                                            distribute the shares of that
                                            company to the owners of the
                                            Semiconductor HOLDRS.

                                        B.  If the SEC finds that an issuer of
                                            underlying securities should be
                                            registered as an investment company
                                            under the Investment Company Act of
                                            1940, and the trustee has actual
                                            knowledge of the SEC finding, then
                                            its securities will no longer be an
                                            underlying security and the trustee
                                            will distribute the shares of that
                                            company to the owners of the
                                            Semiconductor HOLDRS.

                                        C.  If the underlying securities of an
                                            issuer cease to be outstanding as a
                                            result of a merger, consolidation,
                                            or other corporate combination or
                                            other event, the trustee will
                                            distribute the consideration paid by
                                            and received from the acquiring
                                            company or the securities received
                                            in exchange for the securities of
                                            the underlying issuer whose
                                            securities cease to be outstanding
                                            to the beneficial owners of
                                            Semiconductor HOLDRS, only if the
                                            distributed securities have a
                                            different Standard & Poor's GICS
                                            sector classification than any of
                                            the underlying securities
                                            represented in the Semiconductor
                                            HOLDRS at the time of the
                                            distribution or exchange or if the
                                            securities received are not listed
                                            for trading on a U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System. In
                                            any other case, the additional
                                            securities received will be
                                            deposited into the trust.

                                        D.  If an issuer's underlying securities
                                            are delisted from trading on a U.S.
                                            national securities exchange or
                                            through the Nasdaq National Market
                                            System and are not listed for
                                            trading on another U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System within
                                            five business days from the date the
                                            securities are delisted.

                                        To the extent a distribution of
                                        underlying securities from the
                                        Semiconductor HOLDRS is required as a
                                        result of a reconstitution event, the
                                        trustee will deliver the underlying
                                        security to you as promptly as
                                        practicable after the date that the
                                        trustee has knowledge of the occurrence
                                        of a reconstitution event.

                                        In addition, securities of a new company will be added to the Semiconductor HOLDRS as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Semiconductor HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                        It is anticipated, as a result of the
                                        broadly defined Standard & Poor's GICS
                                        sectors, that most distributions or
                                        exchanges of securities will result in
                                        the inclusion of new securities in
                                        Semiconductor HOLDRS. The trustee will
                                        review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Semiconductor HOLDRS or distributed to you.

Standard & Poor's sector
classifications..................       Standard & Poor's Corporation is an
                                        independent source of market information that, among other things, maintains the Global Industry Classification Standard, referred to herein as "GICS," which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria.
                                        The GICS classification standards were
                                        exclusively effective as of January 2,
                                        2002. There are 10 Standard & Poor's
                                        GICS sectors and each class of publicly
                                        traded securities of a company is given
                                        only one GICS sector classification. The securities included in the Semiconductor
                                        HOLDRS are currently represented in the
                                        Information Technology GICS sector. The
                                        Standard & Poor's GICS sector
                                        classifications of the securities
                                        included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard &
                                        Poor's alters the criteria it uses to
                                        determine GICS sectors, or both.

Termination events...............       A.  The Semiconductor HOLDRS are
                                            delisted from the American Stock
                                            Exchange and are not listed for
                                            trading on another U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System within
                                            five business days from the date the
                                            Semiconductor HOLDRS are delisted.

                                        B.  The trustee resigns and no successor
                                            trustee is appointed within 60 days
                                            from the date the trustee provides
                                            notice to Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, as
                                            initial depositor, of its intent to
                                            resign.

                                        C.  Beneficial owners of at least 75% of
                                            outstanding Semiconductor HOLDRS
                                            vote to dissolve and liquidate the
                                            trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities to you as promptly as
                                        practicable after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to 10.00 per round-lot of 100 Wireless HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal income tax
consequences.....................       The United States federal income tax
                                        laws will treat a U.S. holder of
                                        Semiconductor HOLDRS as directly owning
                                        the underlying securities. The
                                        Semiconductor HOLDRS themselves will not result in any United States federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing..........................       The Semiconductor HOLDRS are listed on
                                        the American Stock Exchange under the
                                        symbol "SMH." On October 20, 2004 the
                                        last reported sale price of the
                                        Semiconductor HOLDRS on the American
                                        Stock Exchange was $31.17.

Trading..........................       Investors are only able to acquire,
                                        hold, transfer and surrender a round-lot of 100 Semiconductor HOLDRS. Bid and ask prices, however, are quoted per single
                                        Semiconductor HOLDRS.

Clearance and settlement.........       Semiconductor HOLDRS have been issued
                                        only in book-entry form. Semiconductor
                                        HOLDRS are evidenced by one or more
                                        global certificates that the trustee has deposited with The Depository Trust
                                        Company, referred to as DTC. Transfers
                                        within DTC will be in accordance with
                                        DTC's usual rules and operating
                                        procedures. For further information see
                                        "Description of Semiconductor HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Semiconductor HOLDRS Trust. You should read this information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depository trust agreement before you purchase Semiconductor HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

         The Semiconductor HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of April 24, 2000. The depository trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Semiconductor HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The Semiconductor HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Semiconductor HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF SEMICONDUCTOR HOLDRS

         The trust has issued Semiconductor HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Semiconductor HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Semiconductor HOLDRS in a round-lot of 100 Semiconductor HOLDRS and round-lot multiples. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Semiconductor HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

         Semiconductor HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Semiconductor HOLDRS-The Semiconductor HOLDRS."

         Beneficial owners of Semiconductor HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Semiconductor HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Semiconductor HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Semiconductor HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Semiconductor HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Semiconductor HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement-Withdrawal of underlying securities."

         Semiconductor HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Semiconductor HOLDRS are available only in book-entry form. Owners of Semiconductor HOLDRS may hold their Semiconductor HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the semiconductor industry and whose common stock is registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the semiconductor business as measured by market capitalization and trading volume.

         The Semiconductor HOLDRS may no longer consist exclusively of securities issued by companies involved in the semiconductor business. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the semiconductor business and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Semiconductor HOLDRS, please refer to "Highlights of Semiconductor HOLDRS-The Semiconductor HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

         No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Semiconductor HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the 20 underlying securities currently represented by a single Semiconductor HOLDR, measured at the close of the business day, on May 1, 1998, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month through August 2004. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                      Closing                        Closing                     Closing                 Closing
                      --------                       --------                    --------                -------
        1998           Price         1999             Price            2000       Price         2001      Price
        ----           -----         ----             -----            ----       -----         ----      -----
May 1...........         22.64  January 29.....          35.10  January 31.....    66.11  January 31...    59.06
May 29..........         18.61  February 26....          29.80  February 29....    91.88  February 28..    42.11
June 30.........         18.68  March 31.......          31.24  March 31.......    98.07  March 30.....    41.69
July 31.........         19.98  April 30.......          31.51  April 28.......    97.01  April 30.....    51.37
August 31.......         15.60  May 28.........          31.57  May 31.........    86.93  May 31.......    46.06
September 30....         17.95  June 30........          39.04  June 30........    93.64  June 29......    46.89
October 30......         21.37  July 30........          41.15  July 31........    84.36  July 31......    46.64
November 30.....         24.60  August 31......          46.03  August 31......    98.67  August 31....    43.82
December 31.....         28.42  September 30...          44.50  September 29...    70.84  September 28.    29.69
                                October 29.....          48.89  October 31.....    65.66  October 31...    35.77
                                November 30....          52.17  November 30....    48.04  November 30..    42.69
                                December 31....          59.95  December 29....    48.97  December 31..    41.84

                      Closing                        Closing                     Closing
                      --------                       --------                    -------
        2002           Price         2003             Price            2004       Price
        ----           -----         ----             -----            ----       -----
January 31......         45.38  January 31.....          21.46  January 30.....    41.98
February 28.....         40.33  February 28....          23.58  February 27....    40.96
March 28........         46.62  March 31.......          23.14  March 30.......    39.52
April 30........         41.51  April 30.......          26.38  April 30.......    35.32
May 31..........         38.56  May 30.........          29.99  May 28.........    38.87
June 28.........         30.27  June 30........          28.31  June 30........    37.77
July 31.........         26.93  July 31........          32.42  July 30........    32.87
August 30.......         24.13  August 29......          37.50  August 31......    29.33
September 30....         19.23  September 30...          34.41
October 31......         23.96  October 31.....          41.68
November 29.....         29.36  November 28....          43.83
December 31.....         22.23  December 31....          41.63


                    [Semiconductors HOLDRS-SMH Graph omitted]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of April 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Semiconductor HOLDRS, provides that Semiconductor HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depository trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

         The trustee. The Bank of New York serves as trustee for Semiconductor HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Semiconductor HOLDRS. You may create and cancel Semiconductor HOLDRS only in round-lots of 100 Semiconductor HOLDRS. You may create Semiconductor HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS. Similarly, you must surrender Semiconductor HOLDRS in integral multiples of 100 Semiconductor HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Semiconductor HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Semiconductor HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Semiconductor HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Semiconductor HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Semiconductor HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

         You will be obligated to pay any tax or other charge that may become due with respect to Semiconductor HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Semiconductor HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Semiconductor HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Semiconductor HOLDRS.

         Further issuances of Semiconductor HOLDRS. The depositary trust agreement provides for further issuances of Semiconductor HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Semiconductor HOLDRS to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Semiconductor HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Semiconductor HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

         To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         As provided in the depositary trust agreement, securities of a new company will be added to the Semiconductor HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Semiconductor HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

         It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Semiconductor HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Semiconductor HOLDRS will be distributed from the Semiconductor HOLDRS to you.

         Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Semiconductor HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Semiconductor HOLDRS will surrender their Semiconductor HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Semiconductor HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Semiconductor HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Semiconductor HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Semiconductor HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Semiconductor HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Semiconductor HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Semiconductor HOLDRS.

         Issuance and cancellation fees. If you wish to create Semiconductor HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS. If you wish to cancel your Semiconductor HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Semiconductor HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and the Semiconductor HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Semiconductor HOLDRS.

         The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

         The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Semiconductor HOLDRS for:

               o    an individual who is a citizen or resident of the United
                    States;

               o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

               o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

               o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and

               o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

         If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Semiconductor HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Semiconductor HOLDRS, and partners in such partnerships, should consult their tax advisors.

         This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Semiconductor HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax. In addition, this discussion generally is limited to investors who will hold the Semiconductor HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Semiconductor HOLDRS held by a partnership or other flow through entities. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Semiconductor HOLDRS

         A receipt holder purchasing and owning Semiconductor HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Semiconductor HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         Qualified dividend income received in respect of Semiconductor HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Semiconductor HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Semiconductor HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Semiconductor HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Semiconductor HOLDRS. Similarly, with respect to sales of Semiconductor HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Semiconductor HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Semiconductor HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Semiconductor HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:

         o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

         o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

         o a corporation that is incorporated in a possession of the United States,

but will not include:

         o    a passive foreign investment company (as defined below),

         o a foreign personal holding company (as specially defined in the Code), or

         o    a foreign investment company (as specially defined in the Code).

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. If any of the underlying securities are securities of a foreign issuer holders of Semiconductor HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o    at least 75% of its gross income is "passive income;" or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Semiconductor HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder has made one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Semiconductor HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
              (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Semiconductor HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Semiconductor HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust issued Semiconductor HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Semiconductor HOLDRS. The trust delivered the initial distribution of Semiconductor HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

         Investors who purchase Semiconductor HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Semiconductor HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Semiconductor HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Semiconductor HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Semiconductor HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Semiconductor HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Semiconductor HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C.. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

         Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Semiconductor HOLDRS. This prospectus relates only to Semiconductor HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Semiconductor HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Semiconductor HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1999, 2000, 2001, 2002 and 2003, through September 2004. As a result of the conversion to decimal reporting of trading prices by the markets on which the underlying securities trade, all market prices beginning from January 2001 provided in the following tables are given in decimal form. All historical market prices provided in fractions in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 11. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                       ADVANCED MICRO DEVICES, INC. (AMD)

         Advanced Micro Devices, Inc. is a supplier of digital integrated circuits used in diverse product applications, such as personal computers, workstations, servers, telecommunications equipment, data and network communications equipment and consumer electronics. AMD's products include microprocessors, Flash memory devices and embedded microprocessors for personal connectivity devices. AMD markets and sells its products through its own direct sales force and through third-party distributors and independent representatives. AMD has manufacturing facilities in the United States, Europe and Asia.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January      11 15/32  January   18         January      24.60  January       16.05  January      5.24  January     14.86
February      8 15/16  February  19 3/4     February     21.50  February      13.50  February     5.49  February    15.00
March         7 3/4    March     28 17/32   March        26.54  March         14.71  March        6.18  March       16.23
April         8 1/4    April     43 3/4     April        31.00  April         11.18  April        7.44  April       14.22
May           9 1/4    May       40 7/8     May          28.25  May           11.43  May          7.28  May         15.55
June          9 1/32   June      35 31/32   June         28.90  June           9.72  June         6.41  June        15.90
July          8 11/16  July      36         July         18.26  July           8.03  July         7.30  July        12.49
August       10 11/32  August    37 5/8     August       13.55  August         8.85  August      11.29  August      11.43
September     8 19/32  September 23 5/8     September     8.15  September      5.34  September   11.11  September   13.00
October       9 29/32  October   22 5/8     October       9.84  October        6.14  October     15.20
November     14 1/8    November  15 1/4     November     13.56  November       9.00  November    17.97
December     14 15/32  December  13 13/16   December     15.86  December       6.46  December    14.90

The closing price on October 20, 2004 was $15.41.

                            ALTERA CORPORATION (ALTR)

         Altera Corporation designs, manufactures and markets semiconductor integrated circuits that can be programmed with its proprietary software on personal computers and engineering workstations. Altera's products include high-density programmable logic devices, intellectual property cores and proprietary development tools. Altera's products are used in the telecommunications, data communications and electronic data processing industries, and in industrial applications. Altera markets and sells its products through its own direct sales force, sales representatives and distributors.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January     15 23/32  January   32 7/8    January      30.25  January      25.12  January     10.98  January      22.40
February    12 5/32   February  39 7/8    February     23.13  February     19.07  February    12.53  February     22.12
March       14 7/8    March     44 5/8    March        21.44  March        21.87  March       13.54  March        20.48
April       18 1/16   April     51 1/8    April        25.29  April        20.56  April       15.81  April        19.99
May         17 13/32  May       42 15/16  May          24.00  May          18.03  May         19.30  May          22.89
June        18 13/32  June      50 31/32  June         29.00  June         13.60  June        16.43  June         22.16
July        18 1/8    July      49 3/32   July         30.06  July         11.83  July        19.18  July         20.82
August      21 1/16   August    64 13/16  August       28.40  August       10.71  August      22.49  August       18.92
September   21 11/16  September 47 3/4    September    16.38  September     8.67  September   18.93  September    19.57
October     24 5/16   October   40 15/16  October      20.20  October      11.72  October     20.28
November    26 15/16  November  23 15/16  November     22.76  November     14.53  November    25.36
December    24 25/32  December  26 5/16   December     21.22  December     12.33  December    22.65

The closing price on October 20, 2004 was $20.23.

                          AMKOR TECHNOLOGY, INC. (AMKR)

         Amkor Technology, Inc. is a subcontractor of semiconductor packaging and test services. Amkor's packages include traditional leadframe, advanced leadframe and laminate products. The semiconductors that the Company packages and tests for its customers ultimately become components in electronic systems used in communications, computing, consumer, industrial, automotive and military applications. Amkor markets and sells its services through its own direct sales force.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January      11 9/16   January    31 3/4    January      22.75  January      18.03  January      4.89  January     17.39
February     10 1/2    February   51 15/16  February     16.31  February     13.88  February     4.75  February    15.32
March         7 7/8    March      53 1/16   March        16.31  March        22.31  March        5.17  March       14.63
April         9 3/4    April      61 3/16   April        21.75  April        20.10  April        7.57  April        8.04
May           9 1/4    May        44 3/4    May          19.53  May          14.87  May         11.13  May         10.28
June         10 1/4    June       35 5/16   June         22.10  June          6.22  June        13.16  June         8.18
July         15 3/8    July       27 1/2    July         18.20  July          3.94  July        14.68  July         4.05
August       17 5/8    August     34 1/8    August       16.38  August        2.25  August      17.57  August       3.80
September    16 1/8    September  26 1/8    September    10.52  September     2.38  September   14.21  September    3.65
October      20 3/16   October    22 1/2    October      12.45  October       3.52  October     18.85
November     27        November   15 15/16  November     15.57  November      7.26  November    19.52
December     28 1/4    December   15 33/64  December     16.03  December      4.76  December    18.14

The closing price on October 20, 2004 was $4.55.

                           ANALOG DEVICES, INC. (ADI)

         Analog Devices, Inc. designs, manufactures and markets precision high-performance integrated circuits that are used in signal processing applications. Analog Devices' products are used in fields such as communications, computers, consumer electronics, industrial applications and automotive electronics. Analog Devices services the communications market, which includes manufacturers of wireless handsets, as well as products used for high-speed access to the Internet. Analog Devices also services the personal computer market with products that monitor and manage power usage and process signals used in flat panel displays and multimedia projectors.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January     14 7/8    January   46 3/4    January      62.60  January      43.80  January      23.93  January     47.85
February    12 17/32  February  78 5/8    February     37.30  February     37.21  February     29.16  February    49.90
March       14 7/8    March     80 1/2    March        36.24  March        45.04  March        27.50  March       48.01
April       17 9/16   April     76 13/16  April        47.31  April        36.96  April        33.12  April       42.60
May         19 7/32   May       77        May          44.55  May          36.62  May          38.55  May         49.15
June        25 3/32   June      76        June         43.25  June         29.70  June         34.82  June        47.08
July        21 9/16   July      66 5/8    July         46.00  July         24.10  July         37.95  July        39.70
August      25 3/4    August    100 1/2   August       47.87  August       24.10  August       40.81  August      34.72
September   25 5/8    September 82 9/16   September    32.70  September    19.70  September    38.02  September   38.78
October     26 19/32  October   65        October      38.00  October      26.80  October      44.33
November    28 3/4    November  49 5/8    November     42.50  November     30.69  November     19.75
December    46 1/2    December  51 3/16   December     44.39  December     23.87  December     45.65

The closing price on October 20, 2004 was $38.26.

                         APPLIED MATERIALS, INC. (AMAT)

         Applied Materials, Inc. develops, manufactures, markets and services semiconductor fabrication equipment and related spare parts for the semiconductor industry. Many of Applied Materials' products are used to build chips, a key component in advanced electronic products such as computers, telecommunications devices and other digital devices. Applied Materials' customers include semiconductor wafer manufacturers and semiconductor integrated circuit or chip manufacturers, who either use Applied Materials' chips in their own products or sell them to other companies. Applied Materials also offers inspection and defect reduction solutions that allow chipmakers to move their products into the market more quickly.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January     15 51/64  January     34 5/16   January      25.16  January      21.83  January      11.97  January     21.69
February    13 29/32  February    45 47/64  February     21.13  February     21.74  February     12.98  February    21.25
March       15 27/64  March       47 1/8    March        21.75  March        27.14  March        12.58  March       21.33
April       13 13/32  April       50 29/32  April        27.30  April        24.32  April        14.62  April       18.27
May         13 3/4    May         41 3/4    May          24.97  May          22.18  May          15.56  May         19.97
June        18 15/32  June        45 5/16   June         24.55  June         19.02  June         15.84  June        19.62
July        17 63/64  July        37 15/16  July         22.93  July         14.87  July         19.46  July        20.82
August      17 49/64  August      43 5/32   August       21.55  August       13.36  August       21.63  August      18.92
September   19 27/64  September   29 29/32  September    14.22  September    11.55  September    18.13  September   16.49
October     22 29/64  October     26 9/16   October      17.06  October      15.03  October      23.33
November    24 23/54  November    20 7/32   November     19.87  November     17.05  November     24.24
December    31 43/64  December    19 3/32   December     20.05  December     13.03  December     22.44

The closing price on October 20, 2004 was $16.12.

                            ATMEL CORPORATION (ATML)

         Atmel Corporation designs, develops, manufactures and sells semiconductor integrated circuits. Atmel's circuits are designed for use in the telecommunications, consumer electronics and computing markets. Atmel is capable of integrating dense nonvolatile memory, logic and analog functions on a single chip. Atmel's products are used in markets such as communications, consumer electronics, computing, storage, automotive, security and imaging. In addition to its manufacturing facilities, Atmel has North American and international sales offices.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January      4 7/16   January   15 17/32  January      17.00  January       7.70  January       2.05  January     7.07
February     4 19/64  February  24 3/4    February     10.50  February      7.23  February      1.75  February    6.89
March        3 51/64  March     25 13/16  March         9.81  March        10.14  March         1.60  March       6.50
April        4 9/16   April     24 15/32  April        13.89  April         9.00  April         1.84  April       5.84
May          4 15/16  May       19 3/32   May          11.10  May           8.22  May           3.03  May         6.36
June         6 35/64  June      18 7/16   June         13.49  June          6.26  June          2.54  June        5.92
July         7 29/64  July      14 31/32  July         10.01  July          3.15  July          3.20  July        4.28
August       9 53/64  August    20        August        9.59  August        2.31  August        4.58  August      3.49
September    8 29/64  September 15 3/16   September     6.68  September     1.06  September     4.02  September   3.62
October      9 21/64  October   14 15/16  October       7.95  October       1.67  October       5.64
November    11 13/64  November   9 21/32  November      8.25  November      3.51  November      6.73
December    14 25/32  December  11 5/8    December      7.37  December      2.23  December      6.01

The closing price on October 20, 2004 was $3.20.

                           BROADCOM CORPORATION (BRCM)

         Broadcom Corporation provides highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Broadcom designs, develops and supplies complete system-on-a-chip solutions and related hardware and software for major broadband communications markets. Broadcom's product portfolio includes solutions for digital cable and satellite set-top boxes; high definition television; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan and wide area networking; home and wireless networking; cellular and terrestrial wireless communications; voice over Internet protocol gateway and telephony systems; broadband network and security processors and system input/output server solutions. Broadcom markets and sells its products through its own direct sales force, third-party distributors and representatives.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- ---------  --------- --------  ---------- --------  --------- -------  ---------  --------
January      33 9/32   January   144 21/32  January     109.94  January      42.47  January      13.54  January     40.59
February     30 3/32   February  197 3/8    February     49.25  February     30.65  February     14.48  February    40.40
March        30 13/16  March     242 7/8    March        28.90  March        35.90  March        12.35  March       39.01
April        38 9/16   April     172 3/8    April        41.56  April        34.50  April        17.89  April       37.83
May          47 7/8    May       130 1/16   May          33.26  May          22.55  May          24.51  May         42.35
June         72 9/32   June      218 15/16  June         42.76  June         17.54  June         24.91  June        46.60
July         60 1/4    July      224 1/4    July         43.63  July         18.76  July         20.27  July        35.36
August       64 3/8    August    250        August       32.15  August       16.49  August       27.27  August      27.14
September    54 1/2    September 243 3/4    September    20.30  September    10.68  September    26.66  September   27.29
October      63 29/32  October   222 3/8    October      34.41  October      11.98  October      31.94
November     89 17/32  November   97 1/2    November     43.99  November     19.55  November     36.39
December    136 3/16   December   84        December     40.87  December     15.06  December     34.02

The closing price on October 20, 2004 was $28.22.

                            INTEL CORPORATION (INTC)

         Intel Corporation is a semiconductor chip maker that supplies the computing and communications industries with chips, boards, systems and software building blocks that are used in computers, servers and networking and communications products. Intel's major products include microprocessors, chipsets, boards, networking and communications products, such as Ethernet network interface cards and network processors, embedded control chips and flash memory used in cellular handsets and handheld computing devices, as well as cellular baseband chipsets. Intel markets and sells its products to original equipment manufacturers as well as through distributors and reseller channels.

             Closing             Closing            Closing              Closing            Closing              Closing
   1999       Price     2000      Price     2001     Price      2002      Price     2003     Price      2004     Price
----------   -------  --------- --------  --------- --------  ---------- -------- --------- -------   ---------  --------
January     35 15/64  January   49 15/32  January      37.00  January      35.04  January      15.70  January     30.52
February    29 63/64  February  56 1/2    February     28.56  February     28.55  February     17.26  February    29.20
March       29 23/32  March     65 31/32  March        26.31  March        30.41  March        16.28  March       27.20
April       30 19/32  April     63 13/32  April        30.91  April        28.61  April        18.37  April       25.73
May         27 1/32   May       62 11/32  May          27.01  May          27.62  May          20.82  May         28.55
June        29 3/4    June      66 27/32  June         29.25  June         18.27  June         20.81  June        27.60
July        34 1/2    July      66 3/4    July         29.81  July         18.79  July         24.89  July        24.38
August      41 3/32   August    74 7/8    August       27.96  August       16.67  August       28.59  August      21.29
September   37 5/32   September 41 9/16   September    20.44  September    13.89  September    27.52  September   20.06
October     38 23/32  October   45        October      24.42  October      17.30  October      32.95
November    38 11/32  November  38 1/16   November     32.66  November     20.88  November     33.54
December    41 5/32   December  30 1/16   December     31.45  December     15.57  December     32.05

The closing price on October 20, 2004 was $21.45.

                          KLA-TENCOR CORPORATION (KLAC)

         KLA-Tencor Corporation offers products, software, analysis, services and expertise that facilitate the production of semiconductors. KLA-Tencor's systems are used to analyze product and process quality at several stages during the semiconductor manufacturing process in order to provide feedback to its customers on production problems. KLA-Tencor's systems are designed to detect defects in offline engineering applications, as well as in-line at various stages during the wafer, semiconductor and reticle manufacturing processes. KLA-Tencor markets and sells its products through its own direct sales force and third-party distributors.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January      28 7/8    January   58 5/8     January      45.88  January      57.28  January      32.64  January     57.02
February     25 29/32  February  77 15/16   February     35.75  February     57.91  February     35.75  February    52.71
March        24 9/32   March     84 1/4     March        39.38  March        66.50  March        35.94  March       50.28
April        24 13/16  April     74 7/8     April        54.96  April        58.97  April        41.00  April       41.70
May          22 3/4    May       49 9/16    May          51.62  May          52.13  May          46.23  May         48.18
June         32 7/16   June      58 9/16    June         58.47  June         43.99  June         46.46  June        49.38
July         33 7/8    July      53 1/4     July         54.39  July         39.39  July         51.66  July        41.23
August       31 13/32  August    65 5/8     August       49.14  August       32.91  August       59.45  August      37.63
September    32 1/2    September 41 3/16    September    31.58  September    27.94  September    51.60  September   38.78
October      39 19/32  October   33 13/16   October      40.86  October      35.61  October      57.27
November     42 9/32   November  27 1/2     November     50.23  November     44.17  November     58.53
December     55 11/16  December  33 11/16   December     49.56  December     35.37  December     58.54

The closing price on October 20, 2004 was $41.40.

                      LINEAR TECHNOLOGY CORPORATION (LLTC)

         Linear Technology Corporation designs, manufactures and markets a broad line of standard high-performance linear integrated circuits. Applications for Linear Technology products include communications, networking, computers, multimedia, industrial instruments, medical devices, automotive electronics, and military and aerospace systems. Linear Technology products include amplifiers for video and data signals, voltage regulators, and circuits to transfer signals within electronic systems and data converters. Linear Technology markets and sells its products through its own direct sales force, distributors and resellers.

             Closing              Closing            Closing              Closing             Closing             Closing
   1999       Price      2000      Price     2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------  --------- --------  ---------- --------  --------- -------  ---------  --------
January     25 7/16   January   47 11/32  January      62.63  January      41.37  January      26.13  January      39.97
February    21 29/32  February  52 15/32  February     39.63  February     36.83  February     30.67  February     40.03
March       25 5/8    March     55        March        41.06  March        44.22  March        30.87  March        37.09
April       28 7/16   April     57 1/8    April        48.04  April        38.86  April        34.44  April        35.64
May         26 1/2    May       59 1/16   May          48.00  May          37.25  May          36.43  May          39.78
June        33 5/8    June      63 15/16  June         44.22  June         31.43  June         32.38  June         39.47
July        30 11/16  July      55 1/4    July         43.58  July         27.08  July         36.75  July         39.10
August      31 15/32  August    71 15/16  August       41.08  August       26.22  August       41.24  August       35.77
September   29 25/64  September 64 3/4    September    32.80  September    20.72  September    35.93  September    36.16
October     34 31/32  October   64 9/16   October      38.80  October      27.64  October      42.61
November    35 17/32  November  47 5/16   November     41.03  November     33.23  November     43.19
December    35 25/32  December  46 1/4    December     39.04  December     25.72  December     42.07

The closing price on October 20, 2004 was $36.60.

                           LSI LOGIC CORPORATION (LSI)

         LSI Logic Corporation designs, develops, manufactures and markets integrated circuits and storage systems for data transfer and networking and wireless applications. LSI also provides chips and circuit boards for network computing and supplies storage solutions for networks. LSI's chips are used in wireless broadband networking and cable set-top-box products. LSI markets and sells its products to original equipment manufacturers that sell products targeted for applications in consumer products, communications storage components and storage area network systems.

             Closing             Closing            Closing              Closing            Closing             Closing
   1999       Price     2000      Price     2001     Price      2002      Price     2003     Price     2004     Price
----------   -------  --------- --------  --------- --------  ---------- -------- --------- -------  ---------  --------
January     13 31/32  January   40 3/4    January    24.75    January      16.58  January       4.41  January     10.29
February    12 15/16  February  64        February   16.11    February     14.99  February      4.44  February    10.10
March       15 19/32  March     72 5/8    March      15.73    March        17.00  March         4.52  March        9.34
April       17        April     62 1/4    April      20.47    April        12.85  April         5.36  April        7.44
May         18 17/32  May       53 1/4    May        18.31    May          11.40  May           6.40  May          8.20
June        23 1/16   June      54 1/8    June       18.80    June          8.75  June          7.08  June         7.62
July        25 3/16   July      33 7/8    July       21.78    July          7.80  July          9.31  July         5.09
August      28 3/8    August    35 15/16  August     20.25    August        7.33  August       11.54  August       4.83
September   26        September 29 1/2    September  11.75    September     6.35  September     8.99  September    4.31
October     26 19/32  October   32 5/8    October    16.95    October       5.90  October       9.24
November    30 7/32   November  18        November   16.25    November      8.54  November      9.41
December    33 3/4    December  17.09     December   15.78    December      5.77  December      8.87

The closing price on October 20, 2004 was $4.55.

                     MAXIM INTEGRATED PRODUCTS, INC. (MXIM)

         Maxim Integrated Products, Inc. designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits. Maxim also provides a range of high-frequency design processes and capabilities that can be used in custom designs. Maxim's products include data converters, interface circuits, microprocessor supervisors, operational amplifiers, power supplies and multiplexers. Its products are sold to customers in numerous markets, including the automotive, communications, consumer, industrial control, instrumentation and data processing markets. Maxim markets and sells its products through its own direct sales force and its own and other unaffiliated distribution channels.

             Closing               Closing               Closing              Closing              Closing              Closing
   1999       Price       2000      Price       2001      Price      2002      Price       2003     Price      2004     Price
----------   -------    --------- --------    ---------  --------  ---------- --------   --------- -------   ---------  --------
January      25 23/32   January    50 1/8     January       61.06  January        55.49  January    31.21   January       51.00
February     20 27/32   February   66 13/16   February      46.13  February       45.76  February   34.54   February      49.90
March        27 1/16    March      71 1/16    March         41.59  March          55.71  March      36.12   March         46.97
April        28         April      64 13/16   April         50.85  April          49.80  April      39.33   April         45.88
May          26 23/32   May        63 7/16    May           51.02  May            46.00  May        39.20   May           50.97
June         33 1/4     June       67 15/16   June          44.21  June           38.33  June       34.10   June          52.42
July         32 1/32    July       66 1/16    July          46.17  July           35.18  July       38.93   July          48.10
August       33 21/32   August     87 11/16   August        46.21  August         31.61  August     44.96   August        43.32
September    31 35/64   September  80 7/16    September     34.94  September      24.76  September  39.39   September     42.29
October      39 15/32   October    66 5/16    October       45.75  October        31.84  October    49.64
November     40 5/32    November   51         November      34.81  November       42.05  November   52.17
December     47 3/16    December   47 13/16   December      52.51  December       33.04  December   49.58

The closing price on October 20, 2004 was $43.24.

                          MICRON TECHNOLOGY, INC. (MU)

         Micron Technology, Inc. designs, develops, manufactures and markets semiconductor memory products. Micron's principal semiconductor product is DRAM, a memory component that stores digital information and is designed for the high-speed storage and retrieval of data. Micron also manufactures flash products which are semiconductor devices that retain memory content when the power of other devices is turned off; flash products are used in networking applications, workstations, servers, PCs and handheld electronic devices such as digital cellular phones, digital cameras and digital music players. Micron markets and sells its products through its own direct sales force, independent sales representatives and distributors.

             Closing              Closing            Closing              Closing             Closing             Closing
   1999       Price      2000      Price     2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------  --------- --------  ---------- --------  --------- -------  ---------  --------
January      39        January   31 3/32   January      45.77  January      33.75  January        8.21  January     16.11
February     28 13/16  February  48 1/2    February     34.22  February     32.15  February       7.99  February    15.04
March        24 3/32   March     63        March        41.53  March        32.90  March          8.14  March       16.71
April        18 5/8    April     69 21/32  April        45.38  April        23.70  April          8.50  April       13.62
May          18 15/16  May       69 15/16  May          37.50  May          23.58  May           11.32  May         15.03
June         20 1/4    June      88 1/16   June         41.10  June         20.22  June          11.75  June        15.31
July         30 13/16  July      81 1/2    July         42.00  July         19.49  July          14.64  July        13.53
August       37 7/16   August    81 41/64  August       37.61  August       17.25  August        14.36  August      11.51
September    33 1/4    September 46        September    18.83  September    12.37  September     13.42  September   12.03
October      35 21/32  October   34 3/4    October      22.76  October      16.00  October       14.34
November     33 17/32  November  31 1/2    November     27.16  November     15.81  November      13.01
December     38 7/8    December  35 1/2    December     31.00  December      9.74  December      13.47

The closing price on October 20, 2004 was $11.69.

                    NATIONAL SEMICONDUCTOR CORPORATION (NSM)

         National Semiconductor Corporation develops, manufactures and markets semiconductor products, including analog, mixed-signal and other integrated circuits. Its analog and mixed-signal devices include amplifiers and regulators, image sensors, power monitors and line drivers, radio frequency, audio amplifiers, display drivers and signal processors. Other products with digital-to-analog or analog-to-digital capability include products for local area and wireless networking and wireless communications, as well as products for personal systems and personal communications. National Semiconductor provides products and services to the avionics, defense, space, personal computer, communications, data networking and automotive markets, as well as to the U.S. federal government. National Semiconductor markets and sells its products to original equipment manufacturers through its own direct sales force.

             Closing              Closing             Closing              Closing              Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003      Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  ---------  -------  ---------  --------
January      12 15/16  January    52 1/2    January      28.70  January       28.21  January       13.20  January     19.24
February     10 1/2    February   75 1/8    February     20.42  February      25.15  February      17.13  February    19.68
March         9 5/16   March      60 3/4    March        26.75  March         33.69  March         17.04  March       22.22
April        12 1/2    April      60        April        28.80  April         31.52  April         18.73  April       20.40
May          19 3/8    May        53 3/4    May          26.52  May           30.70  May           24.96  May         21.67
June         25 5/16   June       56 3/4    June         29.12  June          29.17  June          19.72  June        21.99
July         24 9/16   July       36 1/8    July         32.05  July          18.11  July          11.18  July        17.15
August       28 3/16   August     44 1/2    August       33.05  August        15.99  August        14.57  August      13.33
September    30 9/16   September  40 1/4    September    22.00  September     11.94  September     16.15  September   15.49
October      29 15/16  October    26        October      25.98  October       13.28  October       20.32
November     42 1/2    November   18 9/16   November     30.13  November      20.30  November      22.30
December     42 13/16  December   20 1/8    December     30.79  December      15.01  December      19.71

The closing price on October 20, 2004 was $16.52.

                          NOVELLUS SYSTEMS, INC. (NVLS)

         Novellus Systems, Inc. supplies manufacturing systems that are used to create advanced integrated circuits. Novellus builds equipment and develops processes used to manufacture the interconnect structures that tie together the growing number of transistors within a semiconductor chip. Novellus' products are designed to provide productivity and quality control solutions to semiconductor manufacturers. Novellus markets and sells its products domestically through its own direct sales force and internationally through subsidiaries.

             Closing              Closing             Closing               Closing             Closing              Closing
   1999       Price      2000      Price      2001     Price       2002      Price     2003      Price      2004      Price
----------   -------   --------- --------   --------- --------   ---------- -------- ---------- -------   ---------  --------
January      24 3/8    January    49 1/8    January       48.34  January      42.71  January       29.45  January      34.03
February     19 11/16  February   59 5/16   February      38.63  February     42.59  February      29.15  February     32.05
March        18 3/8    March      56 1/8    March         40.56  March        54.14  March         27.27  March        31.67
April        15 3/4    April      66 11/16  April         55.15  April        47.40  April         28.03  April        28.94
May          16 17/64  May        48 3/16   May           47.90  May          42.48  May           34.67  May          33.29
June         22 3/4    June       56 9/16   June          56.79  June         34.00  June          36.65  June         31.44
July         21 29/64  July       53 15/16  July          50.97  July         26.99  July          35.80  July         27.01
August       17 63/64  August     61 9/16   August        44.31  August       24.46  August        39.96  August       24.43
September    22 31/64  September  46 9/16   September     28.56  September    20.81  September     33.60  September    26.64
October      25 53/64  October    40 15/16  October       33.03  October      31.60  October       41.25
November     27 3/8    November   25 15/16  November      38.07  November     36.29  November      43.76
December     40 27/32  December   35 15/16  December      39.45  December     28.08  December      42.05

The closing price on October 20, 2004 was $24.70.

                           SANDISK CORPORATION (SNDK)

         SanDisk Corporation designs, manufactures and markets flash memory storage products that are used in a wide variety of electronic systems. SanDisk's flash products are used in a number of consumer electronics applications, such as digital cameras, personal digital assistants, portable digital music players, digital video recorders and smart phones, as well as in industrial and communications applications, such as communications routers and switches and wireless communications base stations. SanDisk markets and sells its products through a direct sales force and through distributors' and manufacturers' representatives.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price       2002     Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January      14 7/16   January    66 15/16  January      31.94  January      15.41  January     15.25   January     27.15
February     14        February   89        February     21.63  February     14.71  February    16.68   February    25.42
March        13 1/4    March     122 1/2    March        20.38  March        21.70  March       16.82   March       28.36
April        10 1/8    April      91 5/8    April        26.86  April        16.36  April       24.19   April       23.15
May          15 1/2    May        58 1/8    May          23.45  May          14.00  May         36.34   May         24.62
June         22 1/2    June       61 3/16   June         27.89  June         12.40  June        40.57   June        21.69
July         38 3/8    July       63 3/4    July         23.64  July         14.40  July        28.35   July        24.32
August       42 3/16   August     83 1/2    August       20.51  August       16.21  August      30.23   August      23.35
September    32 19/32  September  66 3/4    September     9.86  September    13.11  September   31.86   September   29.12
October      30 5/16   October    53 47/64  October      10.94  October      19.77  October     40.30
November     33 1/32   November   39 13/16  November     14.19  November     27.75  November    40.41
December     48 1/8    December   27 3/4    December     14.40  December     20.30  December    30.60

The closing price on October 20, 2004 was $20.25.

                              TERADYNE, INC. (TER)

         Teradyne, Inc. supplies automatic test equipment and interconnection systems. Teradyne's products include systems that test semiconductors, test and inspect circuit boards and test high-speed voice and data communication lines quality and capacity. Teradyne's products are used in industries such as semiconductor, electronics, automotive and network systems. Teradyne's products are designed to allow its customers to measure product performance, improve product quality and shorten time to market. Teradyne also manufactures connectors used in electronic systems.

             Closing              Closing             Closing              Closing            Closing              Closing
   1999       Price      2000      Price      2001     Price      2002      Price     2003     Price      2004     Price
----------   -------   --------- --------   --------- --------  ---------- -------- --------- -------   ---------  --------
January      32 1/2    January    64 3/4    January      43.82  January      29.86  January      10.39  January     26.90
February     24        February   87        February     31.23  February     33.51  February     11.59  February    24.65
March        27 9/32   March      82        March        33.00  March        39.43  March        11.64  March       23.83
April        23 19/32  April     110        April        39.50  April        32.95  April        11.60  April       20.38
May          26 13/32  May        86        May          39.85  May          27.08  May          17.15  May         22.29
June         35 7/8    June       73 1/2    June         35.00  June         23.50  June         17.31  June        22.70
July         37 1/8    July       63 3/8    July         33.98  July         15.00  July         16.45  July        17.10
August       34 1/32   August     64 53/64  August       32.78  August       12.65  August       17.83  August      12.87
September    35 1/4    September  35        September    19.50  September     9.60  September    18.60  September   13.40
October      38 1/2    October    31 1/4    October      23.05  October      12.11  October      22.78
November     43 9/16   November   30 1/16   November     27.86  November     16.39  November     25.17
December     66        December   37 1/4    December     30.14  December     13.01  December     25.45

The closing price on October 20, 2004 was $15.03.

                          TEXAS INSTRUMENTS, INC. (TXN)

         Texas Instruments, Inc. designs and supplies digital signal processors and analog integrated circuits. Texas Instruments also designs and manufactures other semiconductor products, including standard logic devices, application-specific integrated circuits, reduced instruction-set computing microprocessors, microcontrollers and digital imaging devices. Texas Instruments' semiconductor products are used in a range of electronic systems, including cellular telephones, personal computers, servers, communications infrastructure equipment, digital cameras, digital audio players, motor controls, automobiles and digital imaging systems, including projector and television systems. Products are sold to original equipment manufacturers, contract manufacturers and distributors. Texas Instruments also sells electrical and electronic controls, sensors, radio frequency identification systems and educational and graphing calculators. Texas Instruments markets and sells its products through its own direct sales force and third-party distributors.

             Closing              Closing            Closing              Closing             Closing             Closing
   1999       Price      2000      Price     2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------  --------- --------  ---------- --------  --------- -------  ---------  --------
January      24 23/32  January   53 7/8    January      43.80  January      31.21   January      15.90  January     31.35
February     22 19/64  February  83 1/16   February     29.55  February     29.35   February     16.75  February    30.65
March        44 13/16  March     80        March        30.98  March        33.10   March        16.37  March       29.22
April        25 17/32  April     81 7/16   April        38.70  April        30.93   April        18.49  April       25.10
May          27 11/32  May       72 1/4    May          34.12  May          28.67   May          20.50  May         26.11
June         36        June      68 11/16  June         31.90  June         23.70   June         17.60  June        24.18
July         36        July      59 3/8    July         34.50  July         23.15   July         18.87  July        21.33
August       41 1/32   August    66 27/32  August       33.10  August       19.70   August       23.85  August      19.54
September    41 1/8    September 47 3/8    September    24.98  September    14.77   September    22.80  September   21.28
October       4 7/8    October   49 1/16   October      27.99  October      15.86   October      28.92
November     48 1/32   November  37 5/16   November     32.05  November     20.01   November     29.76
December     48 5/16   December  47 3/8    December     28.00  December     15.01   December     29.38

The closing price on October 20, 2004 was $22.87.

                    VITESSE SEMICONDUCTOR CORPORATION (VTSS)

         Vitesse Semiconductor Corporation designs, develops and manufactures high-bandwidth, high-speed communication integrated circuits and optical modules. Vitesse's products are designed to address the needs of optical transport network equipment manufacturers and system designers. Vitesse's products include physical media devices, physical layer devices, optical modules and switches, devices for framing, mapping and other overhead processing functions, network processors and traffic managers, switch fabrics and storage and serial backplane products. Vitesse also supplies integrated circuits to the automatic test equipment market. Vitesse markets and sells its products through its own direct sales force and distributors.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January     25 27/32  January    43 1/2    January      71.06  January      12.65   January       2.07  January      8.25
February    22 31/32  February  103 13/16  February     39.44  February      7.02   February      2.26  February     7.99
March       25 5/16   March      96 1/4    March        23.81  March         9.80   March         2.14  March        7.10
April       23 5/32   April      68 1/16   April        33.90  April         5.98   April         3.11  April        4.28
May         27 15/32  May        50 5/8    May          24.71  May           5.03   May           5.03  May          5.46
June        33 23/32  June       73 9/16   June         21.04  June          3.11   June          4.89  June         4.88
July        31 15/16  July       59 5/8    July         19.79  July          2.42   July          6.45  July         2.80
August      34        August     88 13/16  August       14.60  August        1.33   August        6.82  August       2.52
September   42 11/16  September  88 15/16  September     7.75  September     0.68   September     6.41  September    2.73
October     45 7/8    October    69 15/16  October       9.44  October       1.76   October       7.04
November    45 1/16   November   43 1/8    November     12.19  November      3.32   November      7.24
December    52 7/16   December   55 5/16   December     12.43  December      2.14   December      5.85

The closing price on October 20, 2004 was $2.56.

                               XILINX, INC. (XLNX)

         Xilinx, Inc. designs, develops and markets programmable logic solutions, including advanced integrated circuits, software design tools and predefined system functions delivered as intellectual property cores, design services, customer training, field engineering and technical support. Xilinix's products are designed to provide high integration and quick time-to-market for electronic equipment manufacturers in markets such as telecommunications, networking, computing, industrial and consumer. Xilinx does not own or operate silicon wafer production facilities. Rather, Xilinx forms strategic alliances with chip manufacturers, which allows it to focus on research and development, marketing, and technical support. Xilinx markets and sells its products through a worldwide network of independent sales organizations, manufacturer representatives and distributors.

             Closing              Closing             Closing              Closing             Closing             Closing
   1999       Price      2000      Price      2001     Price      2002      Price      2003     Price     2004     Price
----------   -------   --------- --------   --------- --------  ---------- --------  --------- -------  ---------  --------
January      20 3/4    January   45 3/4     January      54.00  January      43.35  January      19.79  January     41.90
February     17 7/16   February  79 3/4     February     38.88  February     35.92  February     22.90  February    41.99
March        20 9/32   March     82 13/16   March        35.13  March        39.86  March        23.41  March       37.76
April        22 13/16  April     73 1/4     April        47.47  April        37.76  April        27.05  April       33.61
May          22 7/32   May       76 1/8     May          41.25  May          35.26  May          29.90  May         36.48
June         28 5/8    June      82 9/16    June         41.24  June         22.43  June         25.30  June        33.31
July         31 3/16   July      75 1/16    July         40.00  July         19.19  July         26.26  July        29.43
August       34 31/32  August    88 7/8     August       39.04  August       19.32  August       30.88  August      27.43
September    32 49/64  September 85 5/8     September    23.53  September    15.84  September    28.43  September   27.00
October      39 5/16   October   72 7/16    October      30.42  October      18.99  October      31.77
November     44 3/4    November  39         November     36.11  November     24.64  November     37.59
December     45 15/32  December  46 1/8     December     39.05  December     20.60  December     38.63

The closing price on October 20, 2004 was $28.14.

--------------------------------------------------------------------------------










                          [HOLDRS(SM) Semiconductor Logo]











                        1,000,000,000 Depositary Receipts

                          Semiconductor HOLDRS(SM) Trust


                               -------------------

                               P R O S P E C T U S

                               -------------------



                                October 25, 2004














--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

         See Exhibit Index.


Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on October 25, 2004.


                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                            INCORPORATED


                                         By:                 *
                                               ---------------------------------
                                               Name:  John J. Fosina
                                               Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities indicated on October 25, 2004.

              Signature                                Title
              ---------                                -----

                 *                              Chief Executive Officer,
-----------------------------------             Chairman of the Board
          James P. Gorman


                 *                              Director
-----------------------------------
             Do Woo Kim


                 *                              Director
-----------------------------------
         Carlos M. Morales


                 *                              Director
-----------------------------------
        Candace E. Browning


                 *                              Director
-----------------------------------
         Gregory J. Fleming


                 *                              Director
-----------------------------------
           Joseph F. Regan


*By: /s/  Mitchell M. Cox                       Attorney-in-Fact
    --------------------------------
          Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------
  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

  *4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

  *5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Semiconductor HOLDRS Receipts, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

  *8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

  *24.1 Power of Attorney (included in Part II of Registration Statement), filed on March 27, 2000 as part of the registration statement filed on Form S-1 for Semiconductor HOLDRS.

  *24.2 Power of Attorney of Dominic A. Carone, filed on November 28, 2000, as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

  *24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

  *24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales

   24.5 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and John F. Regan.



------------------
* Previously filed.